Exhibit 10.3

SIXTH AMENDMENT AGREEMENT

This Sixth Amendment Agreement, effective as of August 18, 2006 (the “Effective Date”), is entered into by and between the Institute of Organic Chemistry and Biochemistry of the Academy of Sciences of the Czech Republic, having offices at Flemingovo nam. 2, 166 10 Praha 6, Czech Republic (“IOCB”); and the K. U. Leuven Research and Development (representing the REGA Institute for Medical Research, Leuven), having offices at Groot Begijnhof 59, B-3000 Leuven, Belgium (“REGA”) (IOCB and REGA hereinafter collectively referred to as “IOCB/REGA”) on one side and Gilead Sciences, Inc., a Delaware, USA corporation, having offices at 333 Lakeside Drive, Foster City, California 94404, U.S.A. (“Gilead”), on the other side. In this Sixth Amendment Agreement IOCB, REGA and GILEAD are sometimes referred to individually as a “Party” and collectively as the “Parties”.

WITNESSETH:

WHEREAS, the Parties have entered into the License Agreement dated effective November 15, 1991 (the “1991 License Agreement”), relating to N-phosphonylmethoxyalkyl purines and pyrimidines and analogues including HPMPC as well as acyclic nucleotide analogues and other compounds; the License Agreement dated effective October 15, 1992 (the “1992 License Agreement”), relating to N-(3-fluoro-2-phosphonomethoxypropyl) derivatives of heterocyclic bases; and the License Agreement dated effective December 1, 1992 (the “1992 PMPA License Agreement”), relating to (R) PMPA and (R) PMPDAP and other compounds. The 1991 License Agreement, the 1992 License Agreement, and the 1992 PMPA License Agreement are referred to collectively as the “License Agreements”; and

WHEREAS, the License Agreements were first amended by the Amendment Agreement dated effective October 25, 1993; and further amended by Annex 1 on April 1, 1997, by Annex 2 on March 20, 2002, and by the Letter Agreement dated April 8, 2002 (the “First Amendment Agreement”); and

WHEREAS, the 1991 License Agreement was subsequently amended by the Second Amendment Agreement dated effective January 1, 1996 (the “Second Amendment Agreement”); and further amended by the Third Amendment Agreement dated effective April 23, 2002 (the “Third Amendment Agreement”); and the License Agreements were further amended by the Fourth Amendment Agreement dated effective August 1, 2004 (the “Fourth Amendment Agreement”), and by the Fifth Amendment Agreement dated effective January 1, 2006 (the “Fifth Amendment Agreement”);

WHEREAS, the 1991 License Agreement and the 1992 PMPA License Agreement were further amended by the Letter Agreement dated effective December 26, 2000, as amended on December 27, 2000 (the “December 2000 Letter Agreement”); and

WHEREAS, the Parties now desire to amend the License Agreements, as previously amended, in order to further clarify certain payment provisions related thereto;

NOW, THEREFORE, the Parties agree as follows:

1.	All capitalized terms used in this Sixth Amendment Agreement but not defined herein shall have the meaning assigned in the License Agreements, as amended.

2.	The royalty obligations set forth in Sections IV A(b), IV A(c), IV B and IV C of the 1992 PMPA License Agreement, as amended in Section 4 of the December 2000 Letter Agreement, and as further amended in Sections 1.3(a), (b) and (c) of the Fourth Amendment Agreement, shall only apply to sales by Gilead, its AFFILIATES and sublicensees of LICENSED COMPOUND or LICENSED PRODUCT, including any COMBINATION PRODUCT, in each case containing Tenofovir (as defined in the December 2000 Letter Agreement) (each hereinafter a “PRODUCT”), in the countries set forth in Exhibit A (the “HIGH-INCOME TERRITORY”), and shall be payable for the term set forth therein.

3.	With respect to sales by Gilead, its AFFILIATES and sublicensees of PRODUCT in all countries of the world other than those in the HIGH-INCOME TERRITORY, the royalty obligations set forth in Sections IV A(b), IV A(c), IV B and IV C of the 1992 PMPA License Agreement, Section 4 of the December 2000 Letter Agreement, and Section 1.3 of the Fourth Amendment Agreement, are hereby amended as follows:

a.	Except as set forth in Section 3(c) below, with respect to sales of PRODUCT by Gilead, its AFFILIATES and sublicensees sold for end use in the countries set forth in Exhibit B (the “UPPER MIDDLE INCOME AND LOWER-MIDDLE INCOME TERRITORY”), Gilead will pay to IOCB/REGA a royalty of three percent (3%) of the gross amount received by Gilead from any third party in consideration for the sale of such PRODUCT. For purposes of this Section 3(a), “gross amount received” shall include, but shall not be limited to, (i) Gilead’s NET SALES for direct sales of PRODUCT by Gilead, or (ii) the total amount received by Gilead, in the form of a royalty, transfer price or other means of payment, for sales of PRODUCT by Gilead’s distributors and sublicensees, as appropriate.

b.	With respect to sales of PRODUCT in final finished form for administration to end users (“FINISHED PRODUCT”) manufactured by Indian generic companies under a license from Gilead (each an “Indian Company”) and sold in India and/or the countries set forth in Exhibit C (the “ACCESS COUNTRIES”), Gilead will pay to IOCB/REGA a royalty of twenty percent (20%) of the gross amount received by Gilead from any such Indian Company in consideration for the sale of such FINISHED PRODUCT.

c.	With respect to sales of PRODUCT in the ACCESS COUNTRIES by Gilead, Merck, Sharp & Dohme, Aspen Pharmacare, or their respective AFFILIATES, or any other entity with whom Gilead enters into similar no-profit or minimum-profit arrangements in the ACCESS COUNTRIES, no royalties shall be payable to IOCB/REGA. Any future arrangements in the ACCESS COUNTRIES, other than such no-profit or minimum-profit arrangements, which result in a royalty obligation from Gilead to IOCB/REGA will be discussed on a case-by-case basis, and any such royalty obligation will be determined upon mutual agreement of the Parties.

d.	The payments by Gilead as required under Section 3(a) and (b) of this Sixth Amendment Agreement shall be payable to IOCB/REGA commencing on the Effective Date of this Sixth Amendment Agreement and shall continue until the expiration of the last to expire LICENSED PATENT a VALID CLAIM of which would be infringed but for the License Agreements, as amended.

e.	Gilead shall provide to IOCB/REGA copies of all sublicenses or other agreements (i) under which Gilead receives payment as described in Section 3(a) or (b) of this Sixth Amendment Agreement, or (ii) which fall within the scope of agreements described in Section 3(c) of this Sixth Amendment Agreement.

4.	The territories set forth in each of the exhibits attached hereto may be modified from time to time as appropriate. Countries that are not listed on the exhibits attached hereto as of the Effective Date may be added from time to time by Gilead, provided, however, that Gilead will not assign any such added country to one of the territories defined in the attached exhibits using a method other than through the “gross national income per capita” formula that Gilead used to create the defined territories as of the Effective Date. Gilead may also reassign a country from one defined territory to another if such a reassignment is justified using such “gross national income per capita” formula. Any deviation from such formula, or other circumstance that results in a different allocation of countries into the defined territories, will be subject to mutual written agreement between the Parties.

5.	Gilead agrees that at all times it shall carry out its obligations under this Sixth Amendment Agreement in good faith and that it shall not enter into any arrangement intended to allow Gilead to evade or reduce its obligations to IOCB/REGA set forth in this Sixth Amendment Agreement.

6.	Except as expressly provided in this Sixth Amendment Agreement, the License Agreements, as amended, shall remain in full force and effect according to their terms.

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment Agreement to be executed by their respective duly authorized representatives as of the Effective Date.

INSTITUTE OF ORGANIC CHEMISTRY AND BIOCHEMISTRY AV CR		REGA INSTITUTE FOR MEDICAL RESEARCH

By:		By:
	Prof. Zdenek Havlas, Director		Prof. Erik De Clercq, President

Date:		Date:

K.U. LEUVEN RESEARCH AND DEVELOPMENT		GILEAD SCIENCES, INC.

By:		By:
	Prof. Koenraad Debackere, Director		John F. Milligan, Ph.D. Executive Vice President & CFO

Date:		Date:

By:
Paul VAN DUN, Director

Date:

Exhibit A

The HIGH-INCOME TERRITORY

1.	Australia	27.	Latvia
2.	Austria	28.	Lithuania
3.	Bahrain	29.	Luxembourg
4.	Belgium	30.	Macedonia, TFYR
5.	Bosnia & Herzegovina	31.	Malta
6.	Brunei Darussalam	32.	Netherlands
7.	Bulgaria	33.	New Zealand
8.	Canada	34.	Norway
9.	Croatia	35.	Poland
10.	Cyprus	36.	Portugal
11.	Czech Republic	37.	Qatar
12.	Denmark	38.	Romania
13.	Estonia	39.	Saudi Arabia
14.	Finland	40.	Singapore
15.	France	41.	Slovakia
16.	Germany	42.	Slovenia
17.	Greece	43.	Spain
18.	Hong Kong	44.	Sweden
19.	Hungary	45.	Switzerland
20.	Iceland	46.	Turkey
21.	Ireland	47.	United Arab Emirates
22.	Israel	48.	United Kingdom
23.	Italy	49.	United States
24.	Japan
25.	Korea, Republic of
26.	Kuwait

Exhibit B

The UPPER MIDDLE-INCOME TERRITORY

1.	Argentina
2.	Brazil
3.	Chile
4.	Colombia
5.	Costa Rica
6.	Lebanon
7.	Malaysia
8.	Mexico
9.	Oman
10.	Panama
11.	Uruguay
12.	Venezuela

The LOWER MIDDLE-INCOME TERRITORY

1.	Albania
2.	Algeria
3.	Armenia
4.	Azerbaijan
5.	Belarus
6.	China
7.	Ecuador
8.	Egypt
9.	El Salvador
10.	Fiji
11.	Georgia
12.	Iran, Islamic Rep. of
13.	Jordan
14.	Kazakhstan
15.	Libya
16.	Morocco
17.	Paraguay
18.	Peru
19.	Philippines
20.	Sri Lanka
21.	Tonga
22.	Tunisia
23.	Turkmenistan

Exhibit C

The ACCESS COUNTRIES

1.	Afghanistan	34.	Guatemala	67.	Saint Lucia
2.	Angola	35.	Guinea	68.	Saint Vincent & the Grenadines
3.	Antigua and Barbuda	36.	Guinea-Bissau	69.	Samoa
4.	Bahamas	37.	Guyana	70.	Sao Tome and Principe
5.	Bangladesh	38.	Haiti	71.	Senegal
6.	Barbados	39.	Honduras	72.	Seychelles
7.	Belize	40.	Indonesia	73.	Sierra Leone
8.	Benin	41.	Jamaica	74.	Solomon Islands
9.	Bhutan	42.	Kenya	75.	Somalia
10.	Bolivia	43.	Kiribati	76.	South Africa
11.	Botswana	44.	Kyrgyzstan	77.	Sudan
12.	Burkina Faso	45.	Lao, People’s Dem. Rep.	78.	Surinam
13.	Burundi	46.	Lesotho	79.	Swaziland
14.	Cambodia	47.	Liberia	80.	Syria
15.	Cameroon	48.	Madagascar	81.	Tajikistan
16.	Cape Verde	49.	Malawi	82.	Tanzania, U. Rep. of
17.	Central African Republic	50.	Maldives	83.	Thailand
18.	Chad	51.	Mali	84.	Timor-Leste
19.	Comoros	52.	Mauritania	85.	Togo
20.	Congo	53.	Mauritius	86.	Trinidad and Tobago
21.	Congo, Dem. Rep. of the	54.	Moldova, Rep. of	87.	Tuvalu
22.	Cote d’ivoire	55.	Mongolia	88.	Uganda
23.	Cuba	56.	Mozambique	89.	Uzbekistan
24.	Djibouti	57.	Myanmar	90.	Vanuatu
25.	Dominica	58.	Namibia	91.	Vietnam
26.	Dominican Republic	59.	Nepal	92.	Yemen
27.	Equatorial Guinea	60.	Nicaragua	93.	Zambia
28.	Eritrea	61.	Niger	94.	Zimbabwe
29.	Ethiopia	62.	Nigeria
30.	Gabon	63.	Pakistan
31.	Gambia	64.	Papua NewGuinea
32.	Ghana	65.	Rwanda
33.	Grenada	66.	Saint Kitts and Nevis